SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of the report (Date of earliest event reported): May 6, 2010
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CHURCH & DWIGHT CO., INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	1-10585	13-4996950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

469 North Harrison Street, Princeton, New Jersey	08543
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 683-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Sumission of Matters to a Vote of Security Holders.

Church & Dwight Co., Inc. (the "Company") held its Annual Meeting of Stockholders (the “Annual Meeting”) on May 6, 2010. The following nominees were elected to serve on the Company’s Board of Directors for a term of three years:

Nominees	For	Withheld	Broker Non-Votes
Bradley C. Irwin	54,631,232	182,872	5,619,353
Jeffrey A. Levick	54,603,364	210,740	5,619,353
Arthur B. Winkleblack	54,641,888	172,216	5,619,353

The Company’s other directors whose term of office continued after the meeting are: T. Rosie Albright, James R. Craigie, Robert A. Davies, III, Rosina B. Dixon, M.D., Robert D. LeBlanc, Ravichandra K. Saligram, Robert K. Shearer and Arthur B. Winkleblack.  J. Richard Leaman, Jr. retired from the Company’s Board of Directors, effective as of the Annual Meeting.

In addition to the election of three directors, stockholders voted on a proposal to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm to audit the Company’s 2010 consolidated financial statements. The voting results on the proposal were as follows:

For	Against	Abstain
59,478,928	876,389	78,140

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHURCH & DWIGHT CO., INC.

Date:	May 10, 2010	By:	/s/ Matthew T. Farrell
		Name:	Matthew T. Farrell
		Title:	Executive Vice President Finance and Chief Financial Officer